AGREEMENT TO FILE JOINT ACQUISITION STATEMENT
                 ---------------------------------------------

     Daniel P. Halloran and Barry E. Fast hereby agree that the joint acquisition statement on Schedule 13D, a copy of which is attached hereto, is filed on behalf of each of them.



                                   /s/ Daniel P. Halloran
                                   --------------------------------------------
                                   Daniel P. Halloran
                                   Dated:  December 19, 1995



                                   /s/ Barry E. Fast
                                   --------------------------------------------
                                   Barry E. Fast
                                   Dated:  December 27, 1995